UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2010

OPNEXT, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-33306	22-3761205
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

46429 Landing Parkway, Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 580-8828

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On March 8, 2010, Opnext, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) with the Securities and Exchange Commission (the “SEC”) to report that an executive officer of the Company had presented information regarding the Company to a technology conference hosted by Jefferies & Company, Inc. The Original Form 8-K erroneously indicated that the filing was soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12). This Amendment No. 1 to the Original Form 8-K (this “ Form 8-K/A”) amends and restates the Original Form 8-K solely to indicate that the Original Form 8-K did not constitute soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12). There are no other changes to the information contained in the Original Form 8-K.

Item 8.01. Other Events.

On March 8, 2010, an executive officer of the Company presented information regarding the Company to a technology conference hosted by Jefferies & Company, Inc. A copy of the presentation material is attached hereto as Exhibit 99.1.

The information contained in this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Presentation, dated March 8, 2010, issued by Opnext, Inc. and furnished pursuant to Item 8.01 of Form 8-K.

     INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS — Certain of the statements contained in this report and Exhibit 99.1 attached hereto, including, without limitation, statements as to management’s good faith expectations and belief, are forward-looking statements. Forward-looking statements are made based upon management’s expectations and belief concerning future developments and their potential effect upon the Company. There can be no assurance that future developments will be in accordance with management’s expectations or that the effects of future developments on the Company will be those anticipated by management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPNEXT, INC.

Date: March 8, 2010	By:	/s/ Robert J. Nobile

Robert J. Nobile
Chief Financial Officer and Senior Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description
99.1	Presentation, dated March 8, 2010, issued by Opnext, Inc.